UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report April 11, 2007
(Date of earliest event reported April 1, 2007)

NEW ORIENTAL ENERGY & CHEMICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-125131	20-1917956
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code (86) 13 603 762698

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Please see Item 5.02 below for a description of the material terms of the employment agreement entered into between New Oriental Energy & Chemical Corp. (the “Company”) and Mr. Ben Wang.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On April 1, 2007, Mr. David Tang resigned from his position as the Chief Financial Officer of the Company.

(c) The Board of Directors of the Company appointed Mr. Ben Wang as Chief Financial Officer of the Company, effective April 1, 2007.

Mr. Ben Wang, age 34, earned his Ph. D. from the Department of Decisions, Risk & Operations Management at Columbia Business School in New York, NY in 2003. He was awarded an M.E. in Electrical Engineering from Tsinghua University in Beijing and a B.E. in Electronic Engineering from Chengdu’s University of Electronic Science & Technology of China. Most recently Mr. Wang was an equity research analyst at the Beijing offices of Brean Murray Carret Co., Ltd., a boutique institutional investment bank and research firm. Prior to that he did risk solutions consulting for Standard and Poor’s, and was a senior equity research analyst for Century Securities Co., Ltd.

Mr. Wang has entered into a five year standard employment contract as the Chief Financial Officer of the Company, which provides for base salary compensation of $50,000 per year. A copy of the employment agreement between the Company and Mr. Wang is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on April 11, 2007 regarding the update on the Company’s DME Production Facility expansion, a copy of which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated April 1, 2007, by and between New Oriental Energy & Chemical Corp. and Ben Wang.

99.1	Press Release of New Oriental Energy & Chemical Corp., dated April 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2007

NEW ORIENTAL ENERGY & CHEMICAL CORP. By: /s/ Wang Gui Quan Name: Wang Gui Quan Title: President

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated April 1, 2007, by and between New Oriental Energy & Chemical Corp. and Ben Wang.

99.1	Press Release of New Oriental Energy & Chemical Corp., dated April 11, 2007.